Exhibit 10.9

STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this “Agreement”) is made as of October 4, 2004 between ENCORE MEDICAL CORPORATION, a Delaware corporation (the “Company”), and                                        (“Optionee”).

     WHEREAS, Optionee, as a result of the merger between the Company and Empi, Inc., is now an employee of a subsidiary of the Company; and

     WHEREAS, in view of the foregoing, Company desires to grant to Optionee an option to purchase shares of Company’s Common Stock, par value $0.001, (the “Stock”).

     NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Optionee, intending legally to be bound, hereby agree as follows:

     1. Grant of Option and Vesting. Company hereby grants to Optionee an option to purchase an aggregate total of                     thousand (                   ) shares of Stock upon the terms and conditions hereinafter set forth. The options granted hereunder are intended to be “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Term of Option.

          (a) The Optionee may exercise any vested option and purchase shares of Stock under the Agreement at any time after the date the options have vested. The option to purchase shares of Stock under this Agreement shall terminate on October 4, 2014.

          (b) The option shall be exercisable in three equal installments, with the installments vesting on October 4, 2005, October 4, 2006, and October 2007, respectively, provided, however, that to the extent not exercised, such installments shall accumulate and be exercisable in whole or in part in any subsequent period, but not later than October 4, 2014.

          (c) In the event of the failure of Optionee timely to exercise Optionee’s option on or prior to October 4, 2014, or in the event of the failure of Optionee to exercise Optionee’s option with respect to all of the shares of Stock subject to the option within such time period, such part or parts, or the whole, as the case may be, of Optionee’s option shall, ipso facto, become null and void and shall no longer be of or have any further force or effect.

     3. Purchase Price. The purchase price per share of Stock subject to the option specified herein shall be Five and 19/100 Dollars ($5.19).

     4. Procedure for Exercise of Option. Subject to the provisions of Article 2, Optionee may exercise the option specified herein as follows:

          (a) Payment. The exercise price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below: (i) full payment in cash or check made payable to the Company’s order; or (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings for financial-reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below); or (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings for financial-reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check payable to the Company’s order; or (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the optionee (a) shall provide irrevocable written instructions to a Company-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (b) shall concurrently provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction. For purposes of this Section 4, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure specified above is used, payment of the exercise price for the purchased shares must accompany the exercise notice.

          (b) Non-Transferability. During the lifetime of the Optionee, the option grant shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option effected by will, by the laws of descent and distribution following Optionee’s death.

     5. Changes in the Company’s Capital Structure.

          (a) After a merger of one or more corporations into the Company, Optionee shall, at no additional cost, be entitled upon exercise of such options to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger if, immediately prior to such merger, such holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which such option shall be so exercised.

          (b) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or where the Company will be a wholly owned subsidiary of another corporation, or if the Company sells or otherwise disposes of all or substantially all of its property or assets to another corporation while unexercised, vested or unvested options remain outstanding under the Agreement, then:

               (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation, or sale, as the case may be, Optionee shall be entitled, upon exercise of any vested option, to receive, in lieu of shares of Stock, the number and class of shares of such stock, other securities, cash, and other property or rights as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, or sale and to which Optionee would have been entitled if, immediately prior to such merger, consolidation, or sale, Optionee had been the holder of record of a number of shares of Stock equal to the number of shares as to which such vested option shall be so exercised; and

               (ii) all outstanding vested options may be canceled by the Board of Directors of the Company as of the effective date of any such merger, consolidation, or sale, provided that (x) written notice of such cancellation is given to the Optionee not later than thirty (30) days prior to such effective date, and (y) the Optionee shall have the right to exercise any vested option in full (without regard to any limitations set forth in or imposed pursuant to Article 2 hereof) during the said thirty (30)-day period preceding the effective date of such merger, consolidation, or sale.

          (c) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock then subject to outstanding options.

     6. Investment Warranty. Optionee acknowledges and understands that, in connection with the issuance of any shares of Stock to it pursuant to the exercise of the option specified in this Agreement (such shares hereinafter in this Article 6 referred to as the “Shares”):

          (a) Optionee has been fully informed as to the circumstances under which he is permitted to take and required to hold the Shares pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), and any applicable state securities or Blue Sky law;

          (b) Company has informed Optionee that the Shares are not registered under the Act and may not be transferred or otherwise disposed of unless the Shares are subsequently registered under the Act and registered or qualified under any applicable state securities or Blue Sky law or an exemption from such registration and/or qualification is available and the conditions of such exemption are satisfied;

          (c) Prior to executing this Agreement, Optionee was informed that a restrictive legend referring to the restrictions set forth herein will be placed upon the certificate(s) evidencing the Shares;

          (d) Company is under no obligation to register the Shares under the Act or to comply with Regulation A or any other applicable exemption under the Act with respect to the Shares;

          (e) Rule 144 under the Act may not be available and, even if it is available, Company will not be required to supply Optionee with any information necessary to enable him to make sales of the Shares pursuant to Rule 144 under the Act (assuming such Rule is applicable and is otherwise available to Optionee with respect to the Shares), but Company may make publicly available such adequate current public information with respect to Company as is required by Rule 144 under the Act.

     7. No Rights as Stockholder. The option specified in this Agreement shall not, in and of itself, entitle Optionee to any rights as a stockholder of Company including, without limitation, the right to receive dividends or other distributions of any kind, the right to vote or otherwise act at any annual or special meeting of Stockholders of Company, the right to receive notice of any corporate action (except as otherwise specified in Article 5 hereof) and the right to exercise any preemptive rights.

     8. Expenses. All expenses incurred by or on behalf of either party hereto in connection with the authorization, preparation, execution and consummation of this Agreement, the option specified herein and the possible purchase of the shares of Stock subject to the option, including, without limitation of the generality of the foregoing, all fees and expenses of representatives, counsel and accountants employed by either such party, shall be borne solely and entirely by the party who or which has incurred the same.

     9. Warranties of Company. Company hereby represents and warrants as follows:

          (a) The Board of Directors of Company has authorized the execution and delivery of this Agreement by the officers of Company executing same;

          (b) The Board of Directors of Company has reserved for issuance, during the period the option specified herein is exercisable, such number of shares of Stock of Company as shall be necessary for full exercise of the option specified in this Agreement and shall take such steps as are necessary to cause there to be authorized shares available for the issuance of the Stock in the event that the option is exercised; and

          (c) Any shares of Stock of Company issued and delivered pursuant to the exercise of the option specified herein shall be validly issued, fully paid and non assessable.

     10. Requirements of Law.

          (a) The Company shall not be required to sell or issue any Stock pursuant to any option if the issuance of such Stock shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. If a registration statement under the Securities Act of 1933, as amended, and any applicable state securities or Blue Sky laws (the “Securities Laws”) is not in effect with respect to the shares of Stock issuable pursuant to any option, the Company may require the Optionee to make certain representations and may require an opinion of counsel satisfactory to the Company to the effect that such registration is not required. Any determination in this connection by the Company shall be final, binding, and conclusive.

          (b) Upon exercise of any option, the Company shall not be required to issue such Stock unless the Company has received evidence satisfactory to it to the effect that the holder of such option will not transfer such Stock except pursuant to a registration statement in effect under the Securities Laws or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Company shall be final, binding, and conclusive.

          (c) In the event the Stock issuable on exercise of an option is not registered under the Securities Laws, the Company may imprint the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with the Securities Laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE APPLICABLE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER

EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

          (d) The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Laws, and in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     11. Miscellaneous.

          (a) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered or sent by registered or certified mail, return receipt requested, first class postage prepaid, as follows:

(1)	If to Company, to:

Encore Medical Corporation Attn.: Harry L. Zimmerman, Executive Vice President – General Counsel 9800 Metric Boulevard Austin, Texas 78758

(2)	If to Optionee, to:

or to such other address as either such party may designate in accordance with this Section 11(a).

          (b) This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

          (c) The provisions of this Agreement are not intended to be (and shall not serve) for the benefit of any creditor (other than a party hereto in its or his capacity as such) of, or any other person (other than a party hereto in its or his capacity as such) to whom any debts, liabilities obligations are owed by (or who otherwise has a claim against), either party hereto, and no such creditor or other person shall obtain any right under any provision hereof or shall by reason of any such provision make claims in respect of the aforesaid debts, liabilities or obligations (or otherwise) against Company or the other party hereto.

          (d) The Article and other headings in this Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Agreement.

          (e) This Agreement supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which or whom the enforcement of such change, waiver, discharge or termination is sought.

          (f) This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

          (g) The Company does not guarantee the Stock from loss or depreciation.

          (h) All claims, disputes and other matters in question between the parties to this Agreement, arising out of or relating to this Agreement or the breach thereof, shall be decided by arbitration in accordance with the Arbitration Rules of the American Arbitration Association then obtaining unless the parties mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

          (i) If any action is asserted or brought to enforce this Agreement, the party or parties prevailing in any such action are entitled to reimbursement, and shall be reimbursed by the non-prevailing party or parties for all costs and expenses (including, without limitation, attorneys’ and accounting fees and expenses) reasonably incurred by the prevailing party or parties in asserting or bringing such action; provided, however, if such action is asserted for monetary damages and if the party or parties asserting same are only partially successful in asserting or bringing any such action, they shall be entitled to reimbursement hereunder for their costs and expenses only in the proportion that the amount awarded to such prevailing party bears to the total amount for which any such action is brought or asserted.

          (j) “Fair Market Value” on a specified date shall be the average of the closing prices of the Stock on the NASDAQ Stock Market’s National Market System or whichever other exchange the Company’s stock is being traded on the last three trading days prior to the day immediately following the specified date.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:

ENCORE MEDICAL CORPORATION,
a Delaware corporation

By:

Kenneth W. Davidson,
Chief Executive Officer

OPTIONEE: